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                                                                       Exhibit C

                             DEPARTMENT OF JUSTICE

                                                               January 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.

Ladies and Gentlemen:

     As Acting Secretary of Justice of the Republic of the Philippines (the "Republic"), I have examined the registration statement of the National Power Corporation (the "Company"), a company organized and existing under the laws of the Republic, and wholly-owned and controlled by the Republic, to be filed with the U.S. Securities and Exchange Commission (the "SEC") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer (the "Registration Statement") wherein the Company proposes to exchange its issued and outstanding 9.625% Guaranteed Bonds Due 2028, 8.400% Guaranteed Bonds Due 2016 and 7.875% Guaranteed Bonds Due 2006 (collectively, the "Old Bonds") pursuant to an offering registered under the Securities Act, for a like principal amount of its 9.625% New Guaranteed Bonds Due 2028, its 8.400% New Guaranteed Bonds Due 2016 and its 7.875% New Guaranteed Bonds Due 2006 (collectively, the "New Bonds") upon the terms and subject to the conditions set forth in the Company's Registration Statement, dated November 1, 2002, and the related Letter of Transmittal (which together constitute the "Exchange Offer"). The New 9.625% Bonds will be issued under a fiscal agency agreement among the Company, the Republic, as guarantor and JPMorgan Chase Bank, as fiscal agent, a form of which is filed as an exhibit to the Registration Statement (the "9.625% Fiscal Agency Agreement") and the New 8.400% Bonds and the New 7.875% Bonds will be issued under a fiscal agency agreement among the Company, the Republic, as guarantor and JPMorgan Chase Bank, as fiscal agent, a form of which is filed as an exhibit to the Registration Statement (the "8.400%/7.875% Fiscal Agency Agreement", and, together with the 9.625% Fiscal Agency Agreement, the "Fiscal Agency Agreements").

     The Republic will irrevocably and unconditionally guarantee payments on the New Bonds (the "New Guarantees") to the same extent as the existing guarantees by the Republic with respect to payments on the Old Bonds.

     In arriving at the opinion expressed below, I have reviewed (i) the Registration Statement; (ii) the form of the Fiscal Agency Agreements, including

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any supplement thereto; and (iii) the form of the New Guarantees included in the
Fiscal Agency Agreements. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such records of the Republic and such other instruments and other certificates of public officials, officers and representatives of the Republic and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below.

     Based on the foregoing, I am of the opinion that, except for the final approval of the Monetary Board of the Bangko Sentral ng Pilipinas, the execution and delivery by the Republic of the New Guarantees have been duly authorized by all necessary action of the Republic and, when executed and delivered by the Republic and authenticated in accordance with the Fiscal Agency Agreements, the New Guarantees will constitute the valid, binding and enforceable obligations of the Republic.

     The foregoing opinion is limited to the laws of the Republic of the Philippines.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference to this opinion in any registration statement relating thereto filed by the Company with the SEC pursuant to Rule 462 (b) under the Securities Act, and to the use of my name under the caption "Validity of the New Bonds" in the Registration Statement and any such other registration statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     /s/ MERCEDITAS N. GUTIERREZ
                                                     Acting Secretary
                                                     Department of Justice